EXHIBIT 99.1

 April 30, 2007

NORTHERN STATES FINANCIAL
FIRST QUARTER NET INCOME INCREASES 182 PERCENT

Reduction to the Allowance for Loan Losses
Causes Much of Net Income Rise

Dividend Yield Now 3.34 Percent Annualized

WAUKEGAN, IL, April 30, 2007 - Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, today reported earnings for the first quarter of 2007 of $1,529,000, or $.36 per share, compared with $543,000, or $.13 per share, for the like quarter of 2006, an increase of 182 percent.

During the first quarter of 2007, the Company reduced its allowance for loan and lease loss and the corresponding provision for loan loss expense by $1.4 million, causing an increase to net income of $872,000, or $.21 per share. The Company reduced its allowance as nonperforming assets decreased 23 percent, additional collateral was received on an impaired loan and management’s analysis of the allowance at March 31, 2007 showed an allowance of $3.8 million was adequate to cover probable incurred loan and lease losses.

Included in the $1.4 million reduction to the allowance for loan and lease losses during the quarter ended March 31, 2007 was the amount of $275,000 that had been specifically allocated to a problem loan of $1.4 million at December 31, 2006, as this loan was paid in full. On another impaired loan, payments significantly lowered the loan balance, causing the Company to reduce the specific allowance allocated to this loan by $277,000. The Company was also able to make a reduction to the allowance of $500,000 that had been specifically allocated at year-end to another impaired loan when the Company received additional collateral. The remaining reduction to the allowance was attributable to general improvement to the credit quality of the loan portfolio during the three months ended March 31, 2007.

On April 17, 2007, the Board of Directors of the Northern States Financial Corporation declared a semi-annual cash dividend of $.35 per share, unchanged from the previous dividend paid December 1, 2006. Annualized, this represents a dividend yield of approximately 3.34 percent based on an average stock price of approximately $21.00 in the first quarter of 2007. This dividend is payable on June 1, 2007 to stockholders of record at May 15, 2007.

NSFC Press Release
          April 30, 2007

Earnings were also impacted favorably during the first quarter of 2007 by an increase of $71,000 in service fees on deposits, and by a reduction to noninterest expense of $115,000 as compared with the same quarter of 2006. Most of the decrease to noninterest expense is attributed to a decline in expenses relating to the selling and maintenance of foreclosed properties as the value of these properties, totaling $2.9 million at March 31, 2007, was reduced to its lowest quarter-end level in over three years.

Total assets declined from year-end levels. Assets totaled $688.9 million at March 31, 2007, decreasing $21.1 million, or 3.0 percent, from total assets of $710.0 million at December 31, 2006. The decline in assets was primarily attributable to the reduction of $20.5 million to the Company’s securities portfolio. Deposits decreased $15.0 million, or 2.9 percent, compared to December 31, 2006 as commercial depositors used funds for business purposes or transferred funds to alternative investments. Securities sold under repurchase agreements declined $5.7 million and Federal Home Loan term advances decreased $5.0 million from December 31, 2006. The Company reduced its repurchase agreements and term advance borrowings as higher rates are usually paid on these liabilities than on deposits.

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois. NorStates Bank is the successor to financial institutions dating to 1919. NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan and lease portfolios, uncertainty regarding the Company’s ability to ultimately recover on the surety bonds relating to equipment lease pools and other loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.

NSFC Press Release
          April 30, 2007

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Quarter ended March 31:	2007	2006
Net Income	$1,529	$543
Basic Earnings Per Share	$.36	$.13
Return on Average Assets	.89%	.30%
Return on Average Equity	8.59%	3.06%
Efficiency Ratio	83.88%	86.79%
Yield on Interest Earning Assets	5.77%	5.23%
Cost of Interest Bearing Liabilities	3.87%	3.28%
Net Interest Spread	1.90%	1.95%
Net Yield on Interest Earning Assets	2.47%	2.42%

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	March 31, 2007	Dec. 31, 2006
Total Assets	$688,856	$710,009
Total Loans and Leases	371,399	373,715
Total Deposits	507,625	522,596
Total Stockholders’ Equity	73,128	71,463
Nonperforming Loans and Leases	6,326	8,182
Nonperforming Loans and Leases to Total Loans and Leases	1.70%	2.19%
Impaired Loans and Leases	$6,984	$9,500
Book Value per Share	$17.40	$16.88
Number of Shares Outstanding	4,203,105	4,233,105

NSFC Press Release
          April 30, 2007

NORTHERN STATES FINANCIAL CORPORATION
DIVIDEND HISTORY

	June 1	December 1	Total
2002	$.53	$.53	$1.06
2003	.54	.54	1.08
2004	.55	.55	1.10
2005	.55	.07	.62
2006	.30	.35	.65
2007	.35

For Additional Information, Contact:
Fred Abdula, Chairman of the Board (847) 244-6000 Ext. 238
Websites:    www.nsfc.com
      www.nsfc.net

NSFC Press Release
          April 30, 2007

NORTHERN STATES FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
March 31, 2007 and December 31, 2006 (In thousands of dollars) (Unaudited)
	March 31,	December 31,
Assets	2007	2006
Cash and due from banks	$14,232	$19,023
Interest bearing deposits in financial institutions - maturities less than 90 days	136	885
Federal funds sold	14,551	10,078
Total cash and cash equivalents	28,919	29,986
Securities available for sale	258,539	279,056
Loans and leases	371,399	373,715
Less: Allowance for loan and lease losses	(3,763)	(7,162)
Loans and leases, net	367,636	366,553
Federal Home Loan Bank stock	1,445	1,445
Office buildings and equipment, net	9,401	9,394
Other real estate owned	2,857	2,983
Goodwill	9,522	9,522
Core deposit intangible asset	1,738	1,854
Accrued interest receivable and other assets	8,799	9,216
Total assets	$688,856	$710,009
Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand - noninterest bearing	$55,705	$58,530
Interest bearing	451,920	464,066
Total deposits	507,625	522,596
Securities sold under repurchase agreements	81,112	86,775
Federal Home Loan Bank advance	6,500	11,500
Subordinated debentures	10,000	10,000
Advances from borrowers for taxes and insurance	1,155	794
Accrued interest payable and other liabilities	9,336	6,881
Total liabilities	615,728	638,546
Stockholders' Equity
Common stock	1,789	1,789
Additional paid-in capital	11,584	11,584
Retained earnings	67,132	65,603
Accumulated other comprehensive income (loss), net	(766)	(1,552)
Treasury stock, at cost	(6,611)	(5,961)
Total stockholders' equity	73,128	71,463
Total liabilities and stockholders' equity	$688,856	$710,009

NSFC Press Release
          April 30, 2007

NORTHERN STATES FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2007 and 2006
(In thousands of dollars, except per share data) (Unaudited)
	Three months ended
	March 31,	March 31,
	2007	2006
Interest income
Loans (including fee income)	$6,583	$6,474
Securities
Taxable	2,622	2,136
Exempt from federal income tax	71	58
Federal funds sold and other	90	83
Total interest income	9,366	8,751
Interest expense
Time deposits	3,118	2,832
Other deposits	991	978
Repurchase agreements and federal funds purchased	994	703
Federal Home Loan Bank advances	113	63
Subordinated debentures	166	155
Total interest expense	5,382	4,731
Net interest income	3,984	4,020
Provision for loan losses	(1,425)	0
Net interest income after provision for loan losses	5,409	4,020
Noninterest income
Service fees on deposits	656	585
Trust income	211	216
Other operating income	299	289
Total noninterest income	1,166	1,090
Noninterest expense
Salaries and employee benefits	2,301	2,256
Occupancy and equipment, net	598	616
Data processing	379	379
Legal	139	102
Audit and other professional	297	327
Amortization of intangible assets	116	116
Printing and supplies	95	140
Other operating expenses	395	499
Total noninterest expense	4,320	4,435
Income before income taxes	2,255	675
Provision for income taxes	726	132
Net income	$1,529	$543

Basic and diluted earnings per share	$0.36	$0.13